UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 25, 2018

FRANKLIN FINANCIAL NETWORK, INC.

(Exact name of registrant as specified in charter)

Tennessee	001-36895	20-8839445
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

722 Columbia Avenue, Franklin, Tennessee 37064

(Address of Principal Executive Offices)

615-236-2265

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, If Changed Since Last Report)

__________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

At the 2018 annual meeting of shareholders of Franklin Financial Network, Inc. held on May 24, 2018, (the “2018 Annual Meeting”), the Company’s shareholders voted on two proposals. A brief description of and tabulation of votes for each proposal are set forth below.

Proposal 1. The Company’s shareholders elected the following directors for a term of one year. There were 3,322,118 broker non-votes with respect to the proposal.

Director Nominees	Number of Shares Voted For	Number of Shares Withheld
Jimmy E. Allen	7,879,126	150,469
Henry W. Brockman, Jr.	7,662,932	366,663
Richard E. Herrington	7,774,970	254,625
Dr. David H. Kemp	7,662,799	366,796
Dr. Anil C. Patel	7,984,411	45,184
Pamela J. Stephens	7,882,333	147,262
Melody J. Sullivan	7,882,301	147,294
Gregory E. Waldron	7,881,642	147,953
Benjamin P. Wynd	7,882,073	147,522

Proposal 2. The Company’s shareholders ratified the selection of Crowe Horwath LLP as the Company’s independent auditor for 2018. There were no broker non-votes with respect to the proposal.

Votes For	Votes Against	Votes Abstained
11,153,771	195,771	2,171

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 25, 2018

FRANKLIN FINANCIAL NETWORK, INC.

By: /s/ Sarah Meyerrose
Sarah Meyerrose
Executive Vice President and
Chief Financial Officer